www.sos.state.oh.us e-mail: busserv@sos.state.oh.us	Prescribed by: The Ohio Secretary of State	Expedite this Form: (Select One) Mail Form to one of the Following:
	Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	/ Yes: PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 *** X / No: PO Box 1028 Columbus, OH 43216

Certificate of Amendment by Directors
or Incorporators to Articles
(Domestic)
Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) X / Amendment by Directors / Amended by Directors (123-AMDD)	(2) / Amendment by Incorporators / Amended by Incorporators (124-AMDI)

Complete the general information in this section for the box checked above.
Name of Corporation     Ferro Corporation
Charter Number     88224
          Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

Complete the information in this section if box (1) is checked
Name and Title of Officer:
Mark H. Duesenberg
(name)

VP, Gen. Counsel & Sec.
(title)

(CHECK ONLY ONE (1) BOX)
        A meeting of the directors was duly called and held on    (Date):

X / In an writing signed by all the Directors pursuant to section 1701.54 of the ORC
The following resolution was adopted pursuant to section 1701.70(B) (7) of the ORC:

(Insert proper paragraph number)

See attached Exhibit A

Complete the information in this section if box (2) is checked.

WE, the undersigned, being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received and the initial directors are not named in the ariticles. We hereby have elected to amend the articles as follows:

REQUIRED
Must be authenticated (signed) by an
authorized representative

	/s/ Mark H. Duesenberg	October 14, 2011
(See Instructions)	Authorized Representative	Date
Mark H. Duesenberg
(Print Name)
VP, General Counsel & Secretary

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

EXHIBIT A

RESOLVED, that upon the effective date of the relocation to 6060 Parkland Boulevard, Mayfield Heights, Ohio, the Eleventh Amended Articles of Incorporation of the Company be and hereby are, amended by changing the Second Article thereof so that, as amended, said Article shall be and read as follows:

The place in the State of Ohio where its principal office is to be located is the City of Mayfield Heights, Cuyahoga County.

FURTHER RESOLVED, that the Certificate of Amendment of the Eleventh Amended Articles of Incorporation shall become effective upon filing with the Secretary of State of the State of Ohio.

103942352.1